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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Pre-Effective Amendment No. 2 to Form S-1 of Uranium Resources, Inc. of our report dated March 10, 2006 (except for Note 14 as to which the date is March 30, 2006) relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Uranium Resources, Inc. for the year ended December 31, 2005.

Dallas, Texas
July 25, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM